Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

SECOND QUARTER 2012 RESULTS

Suwanee, Ga. (July 25, 2012) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the second quarter 2012.

Revenues in the second quarter 2012 were $349.3 million as compared to second quarter 2011 revenues of $265.8 million and as compared to first quarter 2012 revenues of $302.9 million. Through the first two quarters of 2012 and 2011, revenues were $652.2 million and $533.2 million respectively.

Adjusted net income (a non-GAAP measure) in the second quarter 2012 was $0.25 per diluted share, compared to $0.19 per diluted share for the first quarter 2012 and $0.24 per diluted share for the second quarter 2011. Year to date, adjusted net income was $0.44 per diluted share for 2012 as compared to $0.40 per diluted share in 2011.

GAAP net income in the second quarter 2012 was $0.13 per diluted share, as compared to second quarter 2011 GAAP net income of $0.13 per diluted share and first quarter 2012 GAAP net income of $0.05 per diluted share. Year to date, GAAP net income was $0.18 per diluted share in 2012 as compared to GAAP net income of $0.23 per diluted share in 2011. Significant GAAP items that have been adjusted in computing adjusted net income and adjusted net income per diluted share include: purchase accounting impacts related to acquired deferred revenue; amortization of intangible assets; long-term investment impairment; loss on the sale of a product line; equity compensation; non-cash interest expense; acquisition and restructuring charges; and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Gross margin for the second quarter 2012 was 33.9%, which compares to the second quarter 2011 gross margin of 40.2% and the first quarter 2012 gross margin of 36.0%.

The Company ended the second quarter 2012 with $576.3 million of cash resources, which includes $539.6 million of cash, cash equivalents and short-term investments, and $36.7 million of long-term marketable security investments, as compared to $567.2 million, in the aggregate, at the end of the first quarter 2012. During the second quarter 2012, the Company repurchased approximately 1.4 million shares of ARRIS common stock for $15.2 million. Year to date the Company has repurchased 3.7 million shares for $41.6 million. The Company generated $30.6 million of cash from operating activities during the second quarter 2012 and $65.9 million through the first six months of 2012, which compares to $31.4 million and $27.8 million generated during the same periods in 2011.

Order backlog at the end of the second quarter 2012 was $251.9 million as compared to $154.2 million and $277.7 million at the end of the second quarter 2011 and the first quarter 2012, respectively. The Company’s book-to-bill ratio in the second quarter 2012 was 0.93 as compared to the second quarter 2011 of 0.91 and the first quarter 2012 of 1.43.

“I am very pleased with our second quarter and first half results. Sales were up over 15% in the second quarter 2012 compared to the first quarter 2012. On a year-to-date basis, sales were up 22% during the first half of 2012 as compared to the first half of 2011” said Bob Stanzione, ARRIS Chairman and CEO. “These results confirm that our investments over the past few years have positioned ARRIS with a portfolio aligned extremely well with our customers’ demands. I remain very encouraged as I look to the balance of 2012.”

During the second quarter ARRIS announced advances to its Media Gateway product that support advanced web services and application development. Additionally, the Company achieved a world record 4.7Gbit/s downstream throughput speed at Kabel Deutschland with the EuroDOCSIS™ 3.0-based ARRIS C4® CMTS and 12 ARRIS Touchstone® Cable Modem CM820’s.

ARRIS will be hosting an Investor and Analyst Conference in New York at the NASDAQ headquarters the morning of August 8.

“Our second quarter results were strong, with sales at the upper end of our guidance and adjusted net income above guidance” said David Potts, ARRIS EVP & CFO. “With respect to the third quarter 2012, we now project that revenues for the Company will be in the range of $348 to $368 million, with adjusted net income per diluted share in the range of $0.19 to $0.23 and GAAP net income per diluted share in the range of $0.09 to $0.13, reflecting strong demand, particularly for our DOCSIS 3.0 CPE products”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, July 25, 2012, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4218 or 617-213-4870 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 75540304 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 1, 2012 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 22051173. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Tel Aviv, Israel; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the third quarter 2012, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the third quarter 2012 as well as the general outlook for 2012 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

ASSETS

Current assets:
Cash and cash equivalents	$199,395	$215,808	$235,875	$354,659	$360,281
Short-term investments, at fair value	340,166	298,539	282,904	220,318	231,254

Total cash, cash equivalents and short term investments	539,561	514,347	518,779	574,977	591,535

Restricted cash	3,942	3,943	4,101	3,647	3,646
Accounts receivable, net	179,371	183,427	152,437	165,821	152,436
Other receivables	1,414	5,071	8,789	5,296	406
Inventories, net	102,361	105,114	115,912	116,769	113,020
Prepaids	12,124	12,436	10,408	10,692	10,272
Current deferred income tax assets	21,972	22,068	22,048	24,239	22,681
Other current assets	16,766	16,792	27,071	21,695	25,216

Total current assets	877,511	863,198	859,545	923,136	919,212

Property, plant and equipment, net	56,175	57,810	61,375	57,619	57,100
Goodwill	194,626	195,267	194,542	233,430	233,440
Intangible assets, net	110,000	117,444	124,823	141,784	150,728
Investments	70,967	82,968	71,095	47,221	34,237
Noncurrent deferred income tax assets	47,228	42,106	38,433	9,637	9,839
Other assets	10,575	11,699	10,997	5,400	5,878

	$1,367,082	$1,370,492	$1,360,810	$1,418,227	$1,410,434

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$44,800	$54,576	$40,671	$38,918	$27,825
Accrued compensation, benefits and related taxes	28,165	31,081	36,764	25,320	20,832
Accrued warranty	2,995	3,094	3,350	2,933	3,300
Deferred revenue	63,023	60,129	43,746	39,094	47,166
Other accrued liabilities	23,980	31,054	33,325	19,653	17,805

Total current liabilities	162,963	179,934	157,856	125,918	116,928
Long-term debt, net of current portion	215,823	212,765	209,766	206,825	208,336
Accrued pension	25,696	25,739	25,260	17,989	17,730
Accrued severance liability, net of current portion	3,758	3,884	4,191	—	—
Noncurrent income taxes payable	26,676	26,676	24,450	22,471	21,844
Noncurrent deferred income tax liabilities	340	352	337	21,117	24,808
Other noncurrent liabilities	21,039	22,371	22,745	16,253	17,367

Total liabilities	456,295	471,721	444,605	410,573	407,013

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,473	1,467	1,449	1,446	1,443
Capital in excess of par value	1,259,946	1,247,763	1,245,115	1,237,852	1,228,729
Treasury stock at cost	(295,960)	(280,724)	(254,409)	(220,034)	(202,933)
Unrealized gain (loss) on marketable securities	211	149	(267)	26	1,530
Unfunded pension liability	(10,231)	(10,231)	(10,231)	(5,813)	(5,813)
Accumulated deficit	(44,468)	(59,469)	(65,268)	(5,639)	(19,351)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	910,787	898,771	916,205	1,007,654	1,003,421

	$1,367,082	$1,370,492	$1,360,810	$1,418,227	$1,410,434

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$349,327	$265,799	$652,228	$533,235
Cost of sales	230,801	158,901	424,794	329,391

Gross margin	118,526	106,898	227,434	203,844

Operating expenses:
Selling, general, and administrative expenses	40,135	35,868	79,678	72,706
Research and development expenses	42,881	36,629	87,028	72,669
Acquisition costs	102	—	709	—
Loss on sale of product line	—	—	337	—
Restructuring charges	1,039	—	6,242	—
Amortization of intangible assets	7,444	8,944	14,823	17,888

	91,601	81,441	188,817	163,263

Operating income	26,925	25,457	38,617	40,581
Other expense (income):
Interest expense	4,422	4,180	8,772	8,405
Loss (gain) on investments	356	(334)	(605)	(757)
Loss on foreign currency	540	79	1,348	967
Interest income	(729)	(886)	(1,484)	(1,664)
Other (income) expense, net	(226)	(419)	(662)	(532)

Income from continuing operations before income taxes	22,562	22,837	31,248	34,162
Income tax expense	7,561	6,147	10,448	5,908

Net income	$15,001	$16,690	$20,800	$28,254

Net income per common share:
Basic	$0.13	$0.14	$0.18	$0.23

Diluted	$0.13	$0.13	$0.18	$0.23

Weighted average common shares:
Basic	113,842	121,800	114,457	122,047

Diluted	115,111	123,711	116,352	124,720

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Operating Activities:
Net income	$15,001	$16,690	$20,800	$28,254
Depreciation	6,982	5,813	14,177	11,668
Amortization of intangible assets	7,444	8,944	14,823	17,888
Amortization of deferred finance fees	160	163	320	326
Non-cash interest expense	3,058	2,889	6,057	5,721
Deferred income tax provision (benefit)	(5,085)	(3,559)	(9,720)	(11,403)
Stock compensation expense	7,867	5,925	14,516	11,209
Provision for doubtful accounts	—	—	54	—
Loss on sale of product line	—	—	337	—
Loss (gain) on disposal of fixed assets	3	(1)	6	33
Loss (gain) on investments	356	(334)	(605)	(757)
Excess tax benefits from stock-based compensation plans	(806)	453	(2,460)	(3,247)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	4,056	(2,460)	(27,743)	(26,503)
Other receivables	3,700	5,583	7,393	6,117
Inventory	2,753	(7,233)	9,996	(11,257)
Income taxes payable/recoverable	2,087	10,321	8,452	12,591
Accounts payable and accrued liabilities	(17,262)	(8,432)	5,136	(15,480)
Other, net	279	(3,382)	4,327	2,649

Net cash provided by operating activities	30,593	31,380	65,866	27,809

Investing Activities:
Purchases of investments	(62,587)	(43,480)	(140,353)	(142,841)
Disposals of investments	31,253	73,482	83,161	179,431
Purchases of property & equipment, net	(5,494)	(6,296)	(9,256)	(12,547)
Cash proceeds from sale of property & equipment	—	1	—	43
Cash proceeds from sale of product line	—	—	3,249	—

Net cash provided by (used in) investing activities	(36,828)	23,707	(63,199)	24,086

Financing Activities:
Repurchase of common stock	(15,236)	(57,647)	(41,551)	(57,647)
Excess income tax benefits from stock-based compensation plans	806	(453)	2,460	3,247
Repurchase of shares to satisfy employee tax withholdings	(19)	—	(8,052)	(8,245)
Fees and proceeds from issuance of common stock, net	4,271	4,547	7,996	17,910

Net cash used in financing activities	(10,178)	(53,553)	(39,147)	(44,735)

Net increase (decrease) in cash and cash equivalents	(16,413)	1,534	(36,480)	7,160
Cash and cash equivalents at beginning of period	215,808	358,747	235,875	353,121

Cash and cash equivalents at end of period	$199,395	$360,281	$199,395	$360,281

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

(in thousands, except per share data)	Q2 2012				YTD 2012
	Amount	Per Diluted Share			Amount	Per Diluted Share
Sales	$349,327				$652,228

Highlighted items:
Purchase accounting impacts of deferred revenue	663	0.01			1,921	0.02

Sales excluding highlighted items	$349,990				$654,149

	Q2 2012		Q2 2011		YTD 2012		YTD 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,001	$0.13	$16,690	$0.13	$20,800	$0.18	$28,254	$0.23

Highlighted items:
Impacting gross margin:
Purchase accounting impacts of deferred revenue	663	0.01	—	—	1,921	0.02	—	—
Stock compensation expense	809	0.01	557	—	1,559	0.01	994	0.01

Impacting operating expenses:
Acquisition costs	102	—	—	—	709	0.01	—	—
Restructuring	1,039	—	—	—	6,242	0.05	—	—
Amortization of intangible assets	7,444	0.06	8,944	0.07	14,823	0.13	17,888	0.14
Loss of sale of product line	—	—	—	—	337	—	—	—
Stock compensation expense	7,058	0.06	5,368	0.04	12,957	0.11	10,215	0.08

Impacting other (income) / expense:
Non-cash interest expense	3,058	0.03	2,889	0.02	6,057	0.05	5,721	0.05
Impairment of investment	466	—	—	—	466	—	—	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	—	—	—	—	—	—	(3,583)	(0.03)

Tax related to highlighted items above	(6,749)	(0.06)	(4,915)	(0.04)	(14,870)	(0.13)	(9,939)	(0.08)

Total highlighted items	13,890	0.12	12,843	0.10	30,201	0.26	21,296	0.17

Net income excluding highlighted items	$28,891	$0.25	$29,533	$0.24	$51,001	$0.44	$49,550	$0.40

Weighted average common shares - diluted		115,111		123,711		116,352		124,720

See the Notes to GAAP / Adjusted Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Purchase Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense: We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.